UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2007

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Broadcaster, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-15949	94-2862863
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9201 Oakdale Avenue, Suite 200
Chatsworth, CA 91311

(Address of Principal Executive Office) (Zip Code)

(818) 206-9274

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2007, Dr. Vincent F. Orza, Jr. joined the Board of Directors of Broadcaster, Inc., which now has a majority of independent directors.  He is Dean of the Meinders School of Business of Oklahoma City University.

Prior to his current position with Oklahoma City University, Dr. Orza served as a trustee of Oklahoma City University, taught economics and marketing for 16 years at the University of Central Oklahoma and received an Ed.D. degree from the University of Oklahoma. Dr. Orza also serves as a news anchor for an Oklahoma City network affiliate and is a regular columnist for a local newspaper. He brings public company experience having been the founder, Chairman and CEO of Eateries, Inc., an operator and franchisor of a chain of restaurants operating in 20 states, which traded on the Nasdaq Stock Market before it went private in 2003. Dr. Orza ran twice for Governor of Oklahoma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Broadcaster, Inc.

By:	/s/ MARTIN R. WADE, III
Martin R. Wade, III Chief Executive Officer

Date:  July 25, 2007